UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 9, 2024, Star Equity Holdings, Inc. (the “Company”) completed an investment (the “Enservco Transaction”) in Enservco Corporation, a Delaware corporation (“Enservco”). The material agreements for the Enservco Transaction are described in detail below.
Share Exchange Agreement
On August 9, 2024, the Company entered into a share exchange agreement with Enservco pursuant to which Enservco agreed to sell and the Company agreed to purchase from Enservco: (i) newly issued shares of Enservco common stock, par value $0.005 per share (the “Initial Common Shares”) representing 19.9% of the issued and outstanding equity interests in Enservco as of August 9, 2024 and (ii) newly issued shares of Enservco 2% Cumulative Mandatorily Convertible Series A Preferred Stock (the “Convertible Preferred Shares”, and collectively with the Initial Common Shares, the “Purchased Shares”) in exchange for an aggregate of 250,000 shares of the Company’s Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Exchange Shares”). The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.
Note and Note Purchase Agreement
In connection with the Enservco Transaction, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Enservco pursuant to which Enservco agreed to sell and issue to the Company, a promissory note (the “Note”), which was issued on August 9, 2024 (the “Issuance Date”), in exchange for $1 million dollars (the “Principal Amount”). The Note bears interest at a rate of 20% per annum, accruing from the Issuance Date. The principal amount of the Note, together with all accrued but unpaid interest, is due and payable in full three months from the Issuance Date, unless extended in one month increments by mutual agreement of the Company and Enservco (the “Maturity Date”). The Maturity Date will be automatically extended to four months from the the Issuance Date in the event Enservco repays a minimum of $600,000 of the Principal Amount by the third month from the Issuance Date and the Maturity Date will be automatically extended to the fifth month from the Issuance Date in the event Enservco repays a minimum of $800,000 before the four months from the Issuance Date. There are no penalties for prepayment of the Note.
Pursuant to the Note Purchase Agreement and the Note, Enservco’s obligations thereunder are secured by 250,000 shares of the Company’s Series A Cumulative Perpetual Preferred Stock, par value $.0001 per share, pursuant to the terms of a pledge agreement.
The Note Purchase Agreement contains standard representations and warranties for a transaction of this type. The terms of the Note Purchase Agreement and the Note were the result of arm’s length negotiations between the Company and Enservco. Prior to the completion of the Enservco Transaction, neither the Company nor any of its affiliates or officers, directors or their associates had any material relationship with Enservco, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.
The foregoing descriptions of the Note Purchase Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Note Purchase Agreement and Note filed as Exhibits 10.2 and 10.3, respectively, hereto and incorporated into this Item 1.01 by reference.
Registration Rights Agreement
In connection with the Enservco Transaction, the Company entered into a registration rights agreement with Enservco (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Enservco has agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Purchased Shares. The Company shall provide Enservco with customary and standard piggy-back registration rights for the Exchange Shares for purposes of registering the resale of the Exchange Shares with the Securities and Exchange Commission. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement filed as Exhibit 10.4 hereto and incorporated into this Item 1.01 by reference.
Voting Agreement
Also on August 9, 2024, in connection with the Enservco Transaction, Enservco and certain beneficial owners of an aggregate of approximately 16,985,873 shares of the common stock of Enservco, representing approximately 37.5% of the issued and outstanding shares of common stock (collectively, the “Key Holders”), entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Key Holders agree to, including but not limited to: (i) vote all Key Holder shares so as to elect Star Holdings, Inc. designees as members of the board of directors of Enservco in accordance with the terms of the Board Designation Agreement, and (ii) vote all Key Holder shares for the approval of the conversion and issuance of common stock underlying the Convertible Preferred Shares, in accordance with the terms of the Share Exchange Agreement.

Board Designation Agreement
Contemporaneously with the Enservco Transaction closing, the Company entered into a Board Designation Agreement with Enservco (the “Designation Agreement”). Subject to the terms and conditions set forth therein, and so long as the Company owns equity interests in Enservco that comprise in the aggregate, equal to or more than 5% of the issued and outstanding common stock interests in Enservco, the Company shall have the right to designate one person to serve on the board of directors of Enservco.

Item 7.01	Regulation FD Disclosure.
On August 12, 2024, the Company issued a press release announcing Enservco Transaction and the entry into the Share Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

10.1	Share Exchange Agreement, dated as of August 9, 2024 by and among Star Equity Holdings, Inc. and Enservco Corporation.
10.2	Note Purchase Agreement, dated as of August 9, 2024 by and among Star Equity Holdings, Inc. and Enservco Corporation.
10.3	Promissory Note, dated as of August 9, 2024 by and among Star Equity Holdings, Inc. and Enservco Corporation.
10.4	Registration Rights Agreement, dated as of August 9, 2024 by and among Star Equity Holdings, Inc. and Enservco Corporation.
99.1	Press Release, dated as of August 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     August 12, 2024